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                                                                   Exhibit 10.12


                                       FORM OF
                             TRADEMARK LICENSE AGREEMENT

         TRADEMARK LICENSE AGREEMENT, dated as of ___________, 1997 (this "AGREEMENT"), between and among NextLevel Systems, Inc., a Delaware corporation ("NEXTLEVEL SYSTEMS"), CommScope, Inc., a Delaware corporation ("COMMSCOPE"), and General Semiconductor, Inc., a Delaware corporation ("GS").

                                       RECITALS

         WHEREAS, General Instrument Corporation, a Delaware corporation
("GI"), is being divided into three separate and independent public companies by means of a transaction (the "DISTRIBUTION") to be effected pursuant to a
Distribution Agreement, dated as of [          ], 1997 (the "DISTRIBUTION
AGREEMENT"), among NextLevel Systems, CommScope and GI;

         WHEREAS, the Distribution is becoming effective as of the date hereof (the "DISTRIBUTION DATE");

         WHEREAS, NextLevel Systems is the owner of all right, title and interest in and to the GI Trademarks (as hereinafter defined);

         WHEREAS, NextLevel Systems desires to license to both CommScope and GS the use of the GI Trademarks for limited purposes for a transitional period of time after the Distribution Date to avoid operating inefficiencies and unnecessary expense, and CommScope and GS desire to take such license for said purposes; and

         WHEREAS, the parties hereto have determined that this Agreement is appropriate in order to effectuate the purposes of the Distribution Agreement as described therein.

         NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants herein and therein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         ARTICLE I.  DEFINITIONS

         Section 1.01 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AGREEMENT" shall have the meaning specified in the first paragraph hereof.


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         "ANCILLARY AGREEMENTS" shall have the meaning as set forth in the
Distribution Agreement.

         "DISTRIBUTION" shall have the meaning specified in the recitals to this Agreement.

         "DISTRIBUTION AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

         "DISTRIBUTION DATE" shall have the meaning set forth in the recitals.

         "GI TRADEMARKS" shall mean GENERAL INSTRUMENT, the logo "GI", and all other trademarks, service marks, and trade names containing "General Instrument" or variations thereof, along with their respective applications and registrations wherever used or registered and the goodwill associated therewith, including the trademarks, service marks, trade dress, logos and trade names identified in Schedule I attached hereto;

         "NOTICE" shall have the meaning specified in SECTION 4.03 hereof.

         "SUBSIDIARY", with respect to any party, shall mean any corporation, partnership, joint venture or other entity of which such party, directly or indirectly, owns an interest sufficient to elect a majority of the board of directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency).

         "TRANSITION PERIOD" shall have the meaning specified in SECTION 2.01(A) hereof..

         ARTICLE II. GI TRADEMARKS LICENSE

         Section 2.01 Subject to the terms and conditions of this Agreement, NextLevel Systems hereby grants to each of CommScope and GS a limited, non-assignable, worldwide, non-exclusive, royalty-free license, without right to grant sublicenses (except to Subsidiaries of each of CommScope or GS, as the case may be), to use the GI Trademarks and the goodwill appurtenant thereto, as follows:

         (a) For a period of up to 12 months (the "TRANSITION PERIOD") following the Distribution Date, each of CommScope and GS and their respective Subsidiaries shall be entitled to use and/or sell its existing parts and products which have imprinted thereon the GI Trademarks to the extent that such parts and products were existing inventory (or had been sold by GI) prior to the Distribution Date. From and after the Distribution Date, CommScope, GS and their respective Subsidiaries shall not print or manufacture any new


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parts or products bearing the GI Trademarks.  Each of CommScope, GS and their respective Subsidiaries shall cease using and/or selling any parts and products bearing the GI Trademarks as soon as practicable but in no event later than the end of the Transition Period.

         (b) For the Transition Period, each of CommScope and GS and their respective Subsidiaries shall be entitled to use the GI Trademarks on existing signs, stationery, displays or other identification or advertising material to the extent that such signs, stationery, displays or other identification or advertising material were existing prior to the Distribution Date. From and after the Distribution Date, CommScope, GS and their respective Subsidiaries shall not prepare, print or install any new signs, stationery, displays or other identification or advertising material bearing the GI Trademarks. Each of CommScope, GS and their respective Subsidiaries shall remove any and all references to the GI Trademarks from any and all signs, stationery, displays or other identification or advertising material as soon as practicable but in no event later than the end of the Transition Period.

         Section 2.02 Each of CommScope and GS, when using the GI Trademarks under this Agreement, undertakes to comply substantially with all laws pertaining to the GI Trademarks. This provision includes compliance with marking requirements. Each of CommScope and GS represents and warrants that all goods and services to be sold under the GI Trademarks and the marketing, sales, and distribution of them shall meet or exceed all federal, state, and local laws, ordinances, standards, regulations, and guidelines pertaining to such products or activities, including, but not limited to, those pertaining to product safety, quality, labeling and propriety. Each of CommScope and GS agrees that it will not package, market, sell, or distribute any goods or services or cause or permit any goods or services to be packaged, marketed, sold, or distributed in violation of any such federal, state, or local law, ordinance, standard, regulation, or guideline.

         Section 2.03 The GI Trademarks license granted herein is for the sole purpose of assisting each of CommScope and GS to effectuate the purposes of the Distribution Agreement as described therein and is not assignable or transferable in any manner whatsoever.

         Section 2.04 Any and all goodwill arising from CommScope's or GS's use of the GI Trademarks shall inure solely to the benefit of NextLevel Systems, and neither CommScope nor GS shall assert any claims to the GI Trademarks or such goodwill. Neither CommScope nor GS shall, at any time, do or suffer to be done any act or thing which in any way adversely affects any rights in and to the GI Trademarks or any goodwill associated therewith or which reduces the value of the GI Trademarks or detracts from their reputation.


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         Section 2.05  (a) The GI Trademarks license granted herein to
CommScope may be terminated by NextLevel Systems at any time, at NextLevel Systems' option, in the event of a material breach of any term of this ARTICLE II by CommScope, upon written Notice to CommScope.

         (b) The GI Trademarks license granted herein to GS may be terminated by NextLevel Systems at any time, at NextLevel Systems' option, in the event of a material breach of any term of this ARTICLE II by GS, upon written Notice to GS.

         Section 2.06 Upon termination under Section 2.05 of the GI Trademarks license granted herein, or expiration of the time periods set forth in Section 2.01, (a) CommScope and GS's rights, as applicable, with respect to use of the GI Trademarks in any way shall be as if this Agreement had not been entered into and (b) CommScope and GS shall cease using the GI Trademarks immediately in all ways. In addition, each of CommScope and GS will destroy all documents and materials bearing the GI Trademarks and will certify to NextLevel Systems that it has done so. CommScope and GS will not at any time adopt or use without NextLevel Systems' prior written consent, any word or mark which is likely to be similar to or confusing with the GI Trademarks.

         Section 2.07 Each of CommScope and GS hereby acknowledge NextLevel Systems' exclusive right, title and interest in and to the GI Trademarks and agree that it will not at any time do or cause to be done any act or thing contesting or in any way impairing any part or all of such right, title and interest. CommScope and GS agree that they shall not in any manner represent that they have any ownership in the GI Trademarks or registrations thereof and hereby acknowledge that use of the GI Trademarks will inure to the benefit of NextLevel Systems.

         ARTICLE III.  UNDERTAKINGS

         Section 3.01 To the extent that the grants of the GI Trademarks licenses under ARTICLE II herein would violate or be prohibited by any agreement with a third party, and such GI Trademarks are actually used by the grantee party, then the granting party undertakes to use reasonable efforts to obtain the necessary consent(s) from such third party so as to be permitted to make such grants. However, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications, possibly contemplated by this Agreement will satisfy the provisions of any and all applicable agreements or the requirements of any or all applicable laws or judgments.


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         ARTICLE IV.  MISCELLANEOUS

         Section 4.01 ENTIRE AGREEMENT. This Agreement, together with the Distribution Agreement and the Ancillary Agreements (as defined in the Distribution Agreement) constitute the entire agreement and understanding between and among the parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the parties with respect to such subject matter.

         Section 4.02 COUNTERPARTS. This Agreement may be executed with counterpart signature pages or in one or more counterparts, all of which shall be one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to all the parties.

         Section 4.03 NOTICES. All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "NOTICE") shall be in writing and shall be sufficiently given (a) if hand delivered or sent by telecopy, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, and in each case addressed as follows:

    If to NextLevel Systems, to:       NextLevel Systems, Inc.
                                       8770 Bryn Mawr Avenue
                                       Chicago, Illinois 60631
                                       Attn: General Counsel

    If to CommScope, to:               CommScope, Inc.
                                       1375 Lenoir-Rhyne Boulevard
                                       Hickory, North Carolina 28601
                                       Attn: General Counsel

    If to GS, to:                      General Semiconductor, Inc.
                                       10 Melville Park Road
                                       Melville, New York 11747-3113
                                       Attn: General Counsel

or such other address as shall be furnished by any of the parties in a Notice. Any Notice shall be deemed given upon receipt.

         Section 4.04 WAIVERS. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish the first party's right to demand strict performance thereafter of that or any other provision hereof.


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         Section 4.05  AMENDMENTS.  This Agreement may be amended, supplemented or waived only by a subsequent writing signed by each of the parties.

         Section 4.06 ASSIGNMENT. This Agreement may not be assigned by any party without the consent of the other parties.

         Section 4.07 SUCCESSORS AND ASSIGNS. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties.

         Section 4.08 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that becomes a Subsidiary of such party on and after the Distribution Date.

         Section 4.09 THIRD PARTY BENEFICIARIES. Each party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         Section 4.10 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that there is no adequate remedy at law for failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

         Section 4.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

         Section 4.12 INTERPRETATION. The parties intend that the Distribution shall be tax-free pursuant to the Internal Revenue Code of 1986, as amended, so that no gain or loss shall be recognized for Federal income tax purposes as a result of the transaction, and all provisions of this Agreement shall be so interpreted.

         Section 4.13 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and in no way


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be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                          NEXTLEVEL SYSTEMS, INC.
                          By:
                             ---------------------------
                              Name:
                              Title:

                          COMMSCOPE, INC.

                          By:
                             ---------------------------
                              Name:
                              Title:

                          GENERAL SEMICONDUCTOR, INC.

                          By:
                             ---------------------------
                              Name:
                              Title:


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